Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:   Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  April 21, 2010
FOR IMMEDIATE RELEASE

Washington Trust Reports Significant Increase in First Quarter 2010 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2010 net income of $5.2 million, or 32 cents per diluted share, compared to first quarter 2009 net income of $2.7 million, or 17 cents per diluted share.  Included in first quarter 2009 earnings were impairment losses on investment securities totaling $2.0 million ($1.3 million after tax; 8 cents per diluted share.)

Selected first quarter 2010 developments:
•	Net interest income increased by $1.1 million, or 6%, from the fourth quarter of 2009 and by $2.0 million, or 13%, from the first quarter of 2009, reflecting improvement in the net interest margin.
•
Wealth management revenues for the first quarter of 2010 were $893 thousand, or 16%, higher than first quarter 2009.  Assets under administration increased by 3% in the quarter and by 32% in the last twelve months.

•
Loan growth was modest at $18 million, or 1%, in the first quarter of 2010, with commercial loan growth of $14 million.  In the last twelve months, commercial loans have grown by $90 million, or 10%.  This was offset in part by a $28 million decline in residential mortgage balances in the last twelve months, reflecting continued weakness in the economy and housing markets.

•
Total in-market deposits grew by $43 million, or 2%, in the first quarter of 2010, due largely to increases in time deposits.  In-market deposits have increased by $151 million, or 9% from March 31, 2009.

•
Nonperforming assets amounted to $27.5 million, or 0.95% of total assets, at March 31, 2010 down from $30.5 million, or 1.06% of total assets, at December 31, 2009.  Total loans 30 days or more past due stood at $30.1 million at March 31, 2010, down by $1.5 million in the first quarter.

John C. Warren, Washington Trust Bancorp, Inc.’s Chairman and Chief Executive Officer, stated “We are pleased with our first quarter results, however we remain cautious about what lies ahead in 2010.”
-M O R E-

Washington Trust
Page Two, April 21, 2010

Net Interest Income
Net interest income for the first quarter of 2010 increased by $1.1 million, or 6%, from the fourth quarter of 2009 and $2.0 million, or 13%, from the first quarter last year.  The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the first quarter of 2010 was 2.78%, up by 22 basis points from the fourth quarter of 2009 and by 39 basis points from the first quarter of 2009.  These results are due in large part to lower funding costs, as indicated by a 66 basis point decline in the cost of interest-bearing liabilities from the first quarter of 2009.  First quarter of 2010 net interest income was also favorably impacted by loan prepayment penalty and other fee income of $377 thousand (5 basis points of net interest margin) compared to $65 thousand (1 basis point of net interest margin) in the first quarter of 2009.

Noninterest Income
Wealth management revenues for the first quarter of 2010 increased by $893 thousand, or 16%, from the first quarter last year.  Assets under administration totaled $3.9 billion at March 31, 2010, up by $131 million, or 3%, from December 31, 2009.  The first quarter 2010 increase in assets under administration reflected net market value appreciation and income of $96 million and net client cash flows of $35 million.  Wealth management related fees from sources that are not primarily derived from the value of assets under administration, including financial planning fees, commissions and other services, declined by $161 thousand, or 47%, from the fourth quarter 2009 due largely to lower commissions earned on annuity and insurance contracts.

Net gains on loan sales and commissions on loans originated for others for the first quarter of 2010 totaled $560 thousand, compared to $1.2 million in the fourth quarter of 2009 and $1.0 million in the first quarter of 2009.  The decline in this revenue source was due to lower levels of residential mortgage refinancing and sales activity, which is sensitive to interest rates and the condition of housing markets.

Other-than-temporary impairment losses on investment securities amounted to $63 thousand in the first quarter of 2010, $679 thousand in the fourth quarter of 2009 and $2.0 million in the first quarter of 2009.

Noninterest Expenses
Noninterest expenses for the first quarter of 2010 increased by $1.2 million, or 7%, from the first quarter of 2009.  Salaries and employee benefits costs, the largest component of noninterest expenses, increased by $1.0 million, or 10%, compared to the first quarter of 2009, including the impact of higher staffing levels

- M O R E -

Washington Trust
Page Three, April 21, 2010

related to a new branch opened in the fourth quarter of 2009 as well as selected staffing additions in the commercial lending and wealth management areas.

Income tax expense amounted to $2.1 million for the first quarter of 2010, compared to $1.9 million for the fourth quarter of 2009 and $1.1 million for the first quarter of 2009.  The Corporation’s effective tax rate for the first quarter of 2010 was 29.1%, as compared to 28.7% for the fourth of 2009 and 29.3% for the first quarter of last year.

Asset Quality
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure) amounted to $27.5 million, or 0.95% of total assets, at March 31, 2010, compared to $30.5 million, or 1.06% of total assets, at December 31, 2009.  Nonaccrual loans totaled $24.4 million at March 31, 2010, down by $3.1 million in the first quarter of 2010, reflecting a net decrease of $3.5 million in nonaccrual commercial loans and a net increase of $357 thousand in nonaccrual residential mortgages.  Property acquired through foreclosure or repossession amounted to $2.0 million at March 31, 2010 and December 31, 2009.

At March 31, 2010, total loans 30 days or more past due amounted to $30.1 million, or 1.55% of total loans, down by $1.5 million from December 31, 2009 and up by $8.0 million from March 31, 2009.  Commercial loan delinquencies amounted to $19.1 million, or 1.91% of total commercial loans, at March 31, 2010, down by $2.6 million in the first quarter of 2010.  Total residential mortgage and consumer loan delinquencies amounted to $11.0 million, or 1.17% of these loans, at March 31, 2010, up by $1.2 million in the first quarter of 2010.

The decline in nonaccrual loans and delinquencies during the first quarter is partly due to the resolution of a commercial real estate relationship with a carrying value of $2.2 million at December 31, 2009.  During the first quarter, this credit was settled with a payment of $2.0 million and a charge-off of the remaining balance.

Loans classified as troubled debt restructurings increased from $10.3 million at December 31, 2009 to $12.2 million at March 31, 2010 as a result of additional restructuring events involving commercial and residential borrowers.  The March 31, 2010 balance includes $11.1 million in accruing status based on management’s assessment of the collectibility of the loan and the borrower’s ability to meet the restructured terms.

- M O R E -

Washington Trust
Page Four, April 21, 2010

The loan loss provision charged to earnings amounted to $1.5 million for the first quarter of 2010, compared to $2.0 million for the fourth quarter of 2009 and $1.7 million for the first quarter of 2009.  Net charge-offs amounted to $1.2 million in the first quarter of 2010.  This compares to net charge-offs of $1.0 million in the fourth quarter of 2009 and $927 thousand in the first quarter of 2009.

Overall credit quality continues to be affected by weaknesses in national and regional economic conditions.  These conditions, including high unemployment levels, may continue for the next few quarters.  Rhode Island’s economy may also be adversely affected by recent weather-related flooding events.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $27.7 million, or 1.43% of total loans, at March 31, 2010, compared to $27.4 million, or 1.43% of total loans, at December 31, 2009.

Loans
Total loans grew by $18 million in the first quarter of 2010, with the largest increase in commercial loans. Commercial loans increased by $14 million in the first quarter.  The residential mortgage portfolio grew by $3 million in the first quarter 2010, while consumer loan balances remained essentially flat.  Total loans grew by $72 million, or 4%, from the balance at March 31, 2009, with growth of $90 million in commercial loans and $9 million in consumer loans offset in part by a $28 million decline in residential mortgage loans.

Investment Securities
The investment securities portfolio amounted to $717 million at March 31, 2010, up by $25 million in the first quarter of 2010, largely due to purchases of debt securities.  The investment securities portfolio decreased by $117 million from the balance at March 31, 2009 primarily due to management’s strategy to not reinvest the proceeds from maturities and pay-downs on mortgage-backed securities.  The largest component of the investment securities portfolio is mortgage-backed securities, all of which are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At March 31, 2010, the net unrealized gain position on the investment securities portfolio was $16.9 million, including gross unrealized losses of $12.9 million.  Approximately 94% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  During the first quarter of 2010, credit-related impairment losses of $63 thousand were charged to earnings on a pooled trust preferred debt security deemed to be other-than-temporarily impaired.

– M O R E –

Washington Trust
Page Five, April 21, 2010

Deposits and Borrowings
Total deposits amounted to $1.961 billion at March 31, 2010, up by $38 million, or 2%, from December 31, 2009 and by $77 million, or 4%, from March 31, 2009.  Excluding out-of-market brokered certificates of deposit, in-market deposits grew by $43 million, or 2%, during the first quarter of 2010, with the largest increase in time deposits.  Federal Home Loan Bank advances totaled $578 million at March 31, 2010, down by $29 million from the balance at December 31, 2009.

Dividends Declared
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended March 31, 2010.  The dividend was paid on April 14, 2010 to shareholders of record on March 31, 2010.

Conference Call
Washington Trust will host a conference call on Thursday, April 22, 2010 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s first quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com, or may be accessed by calling (800) 860-2442 or (412) 858-4600 for international callers.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  To listen to a replay of the conference call, dial (877) 344-7529 and enter Conference ID #: 439477.  The replay will be available until 9:00 a.m. on May 3, 2010.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, eastern Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH”.  Investor information is available on the Corporation’s web site: www.washtrust.com.

Washington Trust
Page Six, April 21, 2010

Forward-Looking Statements
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information – Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
	March 31,	December 31,
(Dollars in thousands)	2010	2009
Assets:
Cash and noninterest-bearing balances due from banks	$24,284	$38,167
Interest-bearing balances due from banks	5,817	13,686
Other short-term investments	4,676	5,407
Mortgage loans held for sale	4,658	9,909
Securities available for sale, at fair value;
amortized cost $700,016 in 2010 and $677,676 in 2009	716,964	691,484
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	998,759	984,550
Residential real estate	609,058	605,575
Consumer	329,707	329,543
Total loans	1,937,524	1,919,668
Less allowance for loan losses	27,711	27,400
Net loans	1,909,813	1,892,268
Premises and equipment, net	27,365	27,524
Accrued interest receivable	9,628	9,137
Investment in bank-owned life insurance	45,396	44,957
Goodwill	58,114	58,114
Identifiable intangible assets, net	8,652	8,943
Property acquired through foreclosure or repossession, net	1,974	1,974
Other assets	37,076	40,895
Total assets	$2,896,425	$2,884,473

Liabilities:
Deposits:
Demand deposits	$204,317	$194,046
NOW accounts	196,905	202,367
Money market accounts	397,896	403,333
Savings accounts	202,236	191,580
Time deposits	959,834	931,684
Total deposits	1,961,188	1,923,010
Dividends payable	3,405	3,369
Federal Home Loan Bank advances	577,965	607,328
Junior subordinated debentures	32,991	32,991
Other borrowings	20,803	21,501
Accrued expenses and other liabilities	40,544	41,328
Total liabilities	2,636,896	2,629,527

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,079,116 shares in 2010 and 16,061,748 in 2009	1,005	1,004
Paid-in capital	82,798	82,592
Retained earnings	170,296	168,514
Accumulated other comprehensive income	5,430	3,337
Treasury stock, at cost; 19,185 in 2009	–	(501)
Total shareholders’ equity	259,529	254,946
Total liabilities and shareholders’ equity	$2,896,425	$2,884,473

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three months ended March 31,	2010	2009
	Interest income:
	Interest and fees on loans	$23,968	$24,139
	Interest on securities:
	Taxable	6,051	8,449
	Nontaxable	769	780
	Dividends on corporate stock and Federal Home Loan Bank stock	55	72
	Other interest income	21	17
	Total interest income	30,864	33,457
	Interest expense:
	Deposits	5,769	9,547
	Federal Home Loan Bank advances	6,219	7,227
	Junior subordinated debentures	630	479
	Other interest expense	242	245
	Total interest expense	12,860	17,498
	Net interest income	18,004	15,959
	Provision for loan losses	1,500	1,700
	Net interest income after provision for loan losses	16,504	14,259
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,017	4,122
	Mutual fund fees	1,110	915
	Financial planning, commissions and other service fees	179	376
	Wealth management services	6,306	5,413
	Service charges on deposit accounts	1,153	1,113
	Merchant processing fees	1,606	1,349
	Income from bank-owned life insurance	439	444
	Net gains on loan sales and commissions on loans originated for others	560	1,044
	Net realized gains on securities	–	57
	Net gains on interest rate swap contracts	68	60
	Other income	313	419
	Noninterest income, excluding other-than-temporary impairment losses	10,445	9,899
	Total other-than-temporary impairment losses on securities	(1,262)	(4,244)
	Portion of loss recognized in other comprehensive income (before taxes)	1,199	2,253
	Net impairment losses recognized in earnings	(63)	(1,991)
	Total noninterest income	10,382	7,908
	Noninterest expense:
	Salaries and employee benefits	11,501	10,475
	Net occupancy	1,224	1,226
	Equipment	997	975
	Merchant processing costs	1,357	1,143
	FDIC deposit insurance costs	794	651
	Outsourced services	755	786
	Legal, audit and professional fees	518	675
	Advertising and promotion	364	301
	Amortization of intangibles	291	308
	Other expenses	1,791	1,850
	Total noninterest expense	19,592	18,390
	Income before income taxes	7,294	3,777
	Income tax expense	2,122	1,107
	Net income	$5,172	$2,670

	Weighted average shares outstanding – basic	16,057.7	15,942.7
	Weighted average shares outstanding – diluted	16,101.5	15,997.8
Per share information:	Basic earnings per share	$0.32	$0.17
	Diluted earnings per share	$0.32	$0.17
	Cash dividends declared per share	$0.21	$0.21

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Mar 31,		Dec. 31,	Sept. 30,	June 30,	Mar 31,
(Dollars in thousands, except per share amounts)	2010		2009	2009	2009	2009
Financial Data
Total assets	$2,896,425		$2,884,473	$2,888,065	$2,919,808	$2,947,110
Total loans	1,937,524		1,919,668	1,906,565	1,891,254	1,865,954
Total securities	716,964		691,484	732,646	776,435	833,959
Total deposits	1,961,188		1,923,010	1,894,170	1,883,720	1,884,324
Total shareholders’ equity	259,529		254,946	252,146	242,293	238,727
Net interest income	18,004		16,946	16,726	16,261	15,959
Provision for loan losses	1,500		2,000	1,800	3,000	1,700
Noninterest income, excluding other-than-temporary
impairment losses	10,445		11,649	11,504	12,303	9,899
Net impairment losses recognized in earnings	(63)		(679)	(467)	-	(1,991)
Noninterest expenses	19,592		19,257	19,192	20,329	18,390
Income tax expense	2,122		1,911	1,858	1,470	1,107
Net income	5,172		4,748	4,913	3,765	2,670

Share Data
Basic earnings per share	$0.32		$0.30	$0.31	$0.24	$0.17
Diluted earnings per share	$0.32		$0.30	$0.31	$0.23	$0.17
Dividends declared per share	$0.21		$0.21	$0.21	$0.21	$0.21
Book value per share	$16.14		$15.89	$15.73	$15.14	$14.97
Tangible book value per share – Non GAAP*	$11.99		$11.71	$11.53	$10.91	$10.71
Market value per share	$18.64		$15.58	$17.52	$17.83	$16.25

Shares outstanding at end of period	16,079.1		16,042.6	16,026.6	16,001.9	15,949.9
Weighted average shares outstanding – basic	16,057.7		16,035.4	16,016.8	15,983.6	15,942.7
Weighted average shares outstanding – diluted	16,101.5		16,082.0	16,074.5	16,037.4	15,997.8

Key Ratios
Return on average assets	0.71%		0.66%	0.68%	0.52%	0.36%
Return on average tangible assets – Non GAAP*	0.73%		0.67%	0.69%	0.53%	0.37%
Return on average equity	8.00%		7.47%	7.94%	6.22%	4.50%
Return on average tangible equity – Non GAAP*	10.80%		10.16%	10.91%	8.63%	6.30%

Capital Ratios
Tier 1 risk-based capital	11.24	% (i)	11.14%	11.06%	10.98%	11.00%
Total risk-based capital	12.50	% (i)	12.40%	12.31%	12.23%	12.25%
Tier 1 leverage ratio	7.89	% (i)	7.82%	7.68%	7.53%	7.35%
Equity to assets	8.96%		8.84%	8.73%	8.30%	8.10%
Tangible equity to tangible assets – Non GAAP*	6.81%		6.67%	6.55%	6.12%	5.93%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$3,770,193		$3,603,424	$3,316,308	$2,957,918	$3,147,649
Net investment appreciation (depreciation) & income	95,855		88,690	295,257	313,999	(150,855)
Net customer cash flows	34,735		78,079	(8,141)	44,391	(38,876)
Balance at end of period	$3,900,783		$3,770,193	$3,603,424	$3,316,308	$2,957,918

* -	See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2010	2009	2009	2009	2009
Average Yields (taxable equivalent basis)
Assets:
Residential real estate loans	5.19%	5.17%	5.22%	5.38%	5.47%
Commercial and other loans	5.31%	5.19%	5.26%	5.37%	5.47%
Consumer loans	3.99%	4.06%	4.15%	4.19%	4.29%
Total loans	5.05%	4.99%	5.06%	5.17%	5.27%
Cash, federal funds sold
and other short-term investments	0.23%	0.19%	0.28%	0.27%	0.26%
FHLBB stock	–%	–%	–%	–%	–%
Taxable debt securities	4.10%	4.10%	4.19%	4.21%	4.45%
Nontaxable debt securities	5.89%	5.74%	5.73%	5.80%	5.86%
Corporate stocks	6.05%	5.68%	7.02%	5.40%	6.15%
Total securities	4.33%	4.30%	4.38%	4.37%	4.59%
Total interest-earning assets	4.72%	4.70%	4.76%	4.83%	4.93%
Liabilities:
NOW accounts	0.13%	0.18%	0.19%	0.17%	0.18%
Money market accounts	0.61%	0.82%	0.91%	0.98%	1.55%
Savings accounts	0.18%	0.22%	0.25%	0.26%	0.40%
Time deposits	2.13%	2.52%	2.74%	3.06%	3.30%
FHLBB advances	4.26%	4.35%	4.18%	4.11%	3.81%
Junior subordinated debentures	7.75%	5.33%	6.56%	5.82%	5.89%
Other	4.66%	4.68%	4.71%	4.70%	4.22%
Total interest-bearing liabilities	2.17%	2.40%	2.54%	2.66%	2.83%

Interest rate spread (taxable equivalent basis)	2.55%	2.30%	2.22%	2.17%	2.10%
Net interest margin (taxable equivalent basis)	2.78%	2.56%	2.51%	2.45%	2.39%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Loans
Commercial:	Mortgages	$493,102	$496,996	$484,478	$439,182	$412,817
	Construction and development	77,787	72,293	68,069	64,504	49,215
	Other	427,870	415,261	423,775	443,552	446,251
	Total commercial	998,759	984,550	976,322	947,238	908,283
Residential:	Mortgages	597,481	593,981	595,270	606,324	621,141
	Homeowner construction	11,577	11,594	9,303	12,535	15,996
	Total residential real estate	609,058	605,575	604,573	618,859	637,137
Consumer:	Home equity lines	213,841	209,801	200,512	195,612	183,058
	Home equity loans	59,390	62,430	66,439	70,806	79,881
	Other	56,476	57,312	58,719	58,739	57,595
	Total consumer	329,707	329,543	325,670	325,157	320,534
	Total loans	$1,937,524	$1,919,668	$1,906,565	$1,891,254	$1,865,954

(Dollars in thousands)
	At March 31, 2010
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$516,603	90.5%
New York, New Jersey, Pennsylvania	40,603	7.1%
New Hampshire	11,971	2.1%
Other	1,712	0.3%
Total commercial real estate loans (1)	$570,889	100.0%
(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At March 31, 2010
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$562,696	92.4%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	17,825	2.9%
Ohio	12,059	2.0%
California, Washington, Oregon	8,125	1.3%
Colorado, Texas, New Mexico, Utah	4,042	0.7%
Georgia	2,513	0.4%
New Hampshire	1,316	0.2%
Other	482	0.1%
Total residential mortgages	$609,058	100.0%

	Period End Balances At
(Dollars in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Deposits
Demand deposits	$204,317	$194,046	$198,712	$187,830	$170,975
NOW accounts	196,905	202,367	185,772	187,014	179,903
Money market accounts	397,896	403,333	376,100	356,726	377,603
Savings accounts	202,236	191,580	190,707	192,484	186,152
Time deposits	959,834	931,684	942,879	959,666	969,691
Total deposits	$1,961,188	$1,923,010	$1,894,170	$1,883,720	$1,884,324

Out-of-market brokered certificates of deposits
included in time deposits	$88,748	$93,684	$102,383	$151,175	$162,463

In-market deposits, excluding out of market
brokered certificates of deposit	$1,872,440	$1,829,326	$1,791,787	$1,732,545	$1,721,861

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At March 31, 2010
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$56,575	$3,586	$(66)	$60,095
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	511,242	22,078	(367)	532,953
States and political subdivisions	79,469	2,120	(215)	81,374
Trust preferred securities:
Individual name issuers	30,572	−	(8,418)	22,154
Collateralized debt obligations	4,876	−	(3,722)	1,154
Corporate bonds	13,270	1,486	−	14,756
Common stocks	658	156	−	814
Perpetual preferred stocks	3,354	438	(128)	3,664
Total securities available for sale	$700,016	$29,864	$(12,916)	$716,964

(Dollars in thousands)	At December 31, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$41,565	$3,675	$ −	$45,240
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	503,115	20,808	(477)	523,446
States and political subdivisions	80,183	2,093	(214)	82,062
Trust preferred securities:
Individual name issuers	30,563	−	(9,977)	20,586
Collateralized debt obligations	4,966	−	(3,901)	1,065
Corporate bonds	13,272	1,434	−	14,706
Common stocks	658	111	−	769
Perpetual preferred stocks	3,354	396	(140)	3,610
Total securities available for sale	$677,676	$28,517	$(14,709)	$691,484
(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning trust preferred investment securities:

	At March 31, 2010
	Credit Rating		Amortized	Unrealized		Fair
(Dollars in thousands)	Moody’s	S&P (b)	Cost (a)	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (c):
JPMorgan Chase & Co.	A2	BBB+	$9,717	$ –	$(2,072)	$7,645
Bank of America Corporation	Baa3	BB	5,728	–	(1,636)	4,092
Wells Fargo & Company	Baa1/Baa2	A-	5,102	–	(1,629)	3,473
SunTrust Banks, Inc.	Baa3	BB	4,164	–	(1,240)	2,924
Northern Trust Corporation	A3	A-	1,979	–	(515)	1,464
State Street Corporation	A3	BBB+	1,968	–	(518)	1,450
Huntington Bancshares Incorporated	Ba1	B	1,914	–	(808)	1,106
Total individual name issuers			30,572	–	(8,418)	22,154

Collateralized debt obligations (CDO):
Tropic CDO 1, tranche A4L (d)	Ca		3,593	–	(2,524)	1,069
Preferred Term Securities [PreTSL] XXV, tranche C1 (e)	Ca		1,283	–	(1,198)	85
Total collateralized debt obligations			4,876	–	(3,722)	1,154
Total trust preferred securities			$35,448	$ –	$(12,140)	$23,308

(a)	Net of other-than-temporary impairment losses recognized in earnings.
(b)	Standard & Poor’s (“S&P”).
(c)	Consists of various series of trust preferred securities issued by seven corporate financial institutions.
(d)
 This investment security is not rated by S&P.  As of March 31, 2010, 16 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  This investment security was placed on nonaccrual status as of March 31, 2009.  During the quarter ended March 31, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, the Corporation will not receive all contractual amounts due under the instrument and will not recover the entire cost basis of the security.  The Corporation had concluded that these conditions warranted a conclusion of other-than-temporary impairment for this holding as of March 31, 2009 and recognized credit-related impairment losses of $1.4 million in earnings in the first quarter of 2009.

(e)
This investment security is not rated by S&P. As of March 31, 2010, 20 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  In the fourth quarter of 2008, the tranche held by Washington Trust began deferring interest payments until future periods.  This investment security was placed on nonaccrual status as of December 31, 2008.  During the quarter ended September 30, 2009, an adverse change occurred in the expected cash flows for this instrument indicating that, based on cash flow forecasts with regard to timing of deferrals and potential future recovery of deferred payments, default rates, and other matters, Washington Trust will not receive all contractual amounts due under the instrument and will not recover the entire cost basis of the security.  The Corporation had concluded that these conditions warrant a conclusion of other-than-temporary impairment for this holding as of September 30, 2009 and recognized credit-related impairment losses of $467 thousand in earnings in the third quarter of 2009.  During the quarter ended December 31, 2009, the Corporation recognized additional credit-related impairment losses on this security of $679 thousand.  The analysis of the expected cash flows for this security as of March 31, 2010 resulted in an additional credit-related impairment loss of $63 thousand being recognized in earnings in the first quarter of 2010.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Asset Quality Data	2010	2009	2009	2009	2009
Allowance for Loan Losses
Balance at beginning of period	$27,400	$26,431	$26,051	$24,498	$23,725
Provision charged to earnings	1,500	2,000	1,800	3,000	1,700
Charge-offs	(1,275)	(1,215)	(1,438)	(1,483)	(1,026)
Recoveries	86	184	18	36	99
Balance at end of period	$27,711	$27,400	$26,431	$26,051	$24,498

Net Loan Charge-Offs
Commercial:
Mortgages	$491	$333	$(10)	$794	$461
Construction and development	–	–	–	–	–
Other	508	627	1,165	515	349
Residential:
Mortgages	121	29	201	127	32
Homeowner construction	–	–	–	–	–
Consumer	69	42	64	11	85
Total	$1,189	$1,031	$1,420	$1,447	$927

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Asset Quality Data	2010	2009	2009	2009	2009
Past Due Loans
Loans 30–59 Days Past Due
Commercial real estate	$2,302	$1,909	$4,699	$2,635	$2,027
Other commercial loans	2,362	1,831	1,496	2,255	3,537
Residential mortgages	1,549	2,409	2,164	1,820	3,000
Consumer loans	2,019	1,258	593	1,042	419
Loans 30–59 days past due	$8,232	$7,407	$8,952	$7,752	$8,983

Loans 60–89 Days Past Due
Commercial real estate	$2,390	$1,648	$400	$3,537	$194
Other commercial loans	519	292	609	514	461
Residential mortgages	1,035	1,383	569	1,324	165
Consumer loans	202	591	39	44	–
Loans 60-89 days past due	$4,146	$3,914	$1,617	$5,419	$820

Loans 90 Days or more Past Due
Commercial real estate	$8,374	$11,227	$7,972	$2,760	$4,269
Other commercial loans	3,142	4,829	6,982	5,861	4,453
Residential mortgages	5,559	4,028	4,186	3,826	3,575
Consumer loans	635	164	300	2	7
Loans 90 days or more past due	$17,710	$20,248	$19,440	$12,449	$12,304

Total Past Due Loans
Commercial real estate	$13,066	$14,784	$13,071	$8,932	$6,490
Other commercial loans	6,023	6,952	9,087	8,630	8,451
Residential mortgages	8,143	7,820	6,919	6,970	6,740
Consumer loans	2,856	2,013	932	1,088	426
Total past due loans	$30,088	$31,569	$30,009	$25,620	$22,107

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Asset Quality Data	2010	2009	2009	2009	2009
Nonperforming Assets
Commercial mortgages	$8,933	$11,588	$8,147	$5,995	$4,384
Commercial construction and development	–	–	–	–	–
Other commercial	8,225	9,075	10,903	10,948	6,433
Residential real estate mortgages	6,395	6,038	5,313	5,168	4,057
Consumer	827	769	850	556	564
Total nonaccrual loans	$24,380	$27,470	$25,213	$22,667	$15,438
Nonaccrual investment securities	1,154	1,065	1,490	1,881	1,928
Property acquired through foreclosure or repossession	1,974	1,974	1,186	236	170
Total nonperforming assets	$27,508	$30,509	$27,889	$24,784	$17,536

Total past due loans to total loans	1.55%	1.64%	1.57%	1.35%	1.18%
Nonperforming assets to total assets	0.95%	1.06%	0.97%	0.85%	0.60%
Nonaccrual loans to total loans	1.26%	1.43%	1.32%	1.20%	0.83%
Allowance for loan losses to nonaccrual loans	113.66%	99.75%	104.83%	114.93%	158.69%
Allowance for loan losses to total loans	1.43%	1.43%	1.39%	1.38%	1.31%

Troubled Debt Restructured Loans
Accruing troubled debt restructured loans
Commercial mortgages	$5,813	$5,566	$2,107	$1,576	$–
Other commercial	1,217	540	375	323	59
Residential real estate mortgages	2,622	2,736	3,520	2,190	262
Consumer	1,398	858	822	780	479
Accruing troubled debt restructured loans	11,050	9,700	6,824	4,869	800
Nonaccrual troubled debt restructured loans
Other commercial	191	228	353	136	86
Residential real estate mortgages	887	336	336	367	–
Consumer	44	45	7	–	7
Nonaccrual troubled debt restructured loans	1,122	609	696	503	93
Total troubled debt restructured loans	$12,172	$10,309	$7,520	$5,372	$893

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended March 31,	2010			2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Commercial and other loans	$985,807	$12,904	5.31%	$897,458	$12,111	5.47%
Residential real estate loans	615,507	7,874	5.19%	645,959	8,712	5.47%
Consumer loans	329,312	3,239	3.99%	318,234	3,367	4.29%
Total loans	1,930,626	24,017	5.05%	1,861,651	24,190	5.27%
Cash, federal funds sold
and other short-term investments	35,770	21	0.23%	27,228	17	0.26%
FHLBB stock	42,008	–	–%	42,008	–	–%
Taxable debt securities	598,049	6,051	4.10%	771,240	8,449	4.45%
Nontaxable debt securities	79,582	1,156	5.89%	80,677	1,166	5.86%
Corporate stocks and FHLBB stock	5,135	75	6.05%	6,512	105	6.15%
Total securities	682,766	7,282	4.33%	858,429	9,720	4.59%
Total interest-earning assets	2,691,170	31,320	4.72%	2,789,316	33,927	4.93%
Non interest-earning assets	204,986			174,669
Total assets	$2,896,156			$2,963,985
Liabilities and Shareholders’ Equity
NOW accounts	$194,471	$64	0.13%	$170,031	$75	0.18%
Money market accounts	409,214	617	0.61%	365,070	1,398	1.55%
Savings accounts	196,880	85	0.18%	178,144	177	0.40%
Time deposits	951,453	5,003	2.13%	971,275	7,897	3.30%
FHLBB advances	591,974	6,219	4.26%	769,179	7,227	3.81%
Junior subordinated debentures	32,991	630	7.75%	32,991	479	5.89%
Other	20,986	242	4.66%	23,517	245	4.22%
Total interest-bearing liabilities	2,397,969	12,860	2.17%	2,510,207	17,498	2.83%
Demand deposits	200,203			172,420
Other liabilities	39,506			43,836
Shareholders’ equity	258,478			237,522
Total liabilities and shareholders’ equity	$2,896,156			$2,963,985
Net interest income (FTE)		$18,460			$16,429
Interest rate spread			2.55%			2.10%
Net interest margin			2.78%			2.39%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:
(Dollars in thousands)

Three months ended March 31,	2010	2009
Commercial and other loans	$49	$51
Nontaxable debt securities	387	386
Corporate stocks	20	33
Total	$456	$470

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2010	2009	2009	2009	2009
Calculation of tangible book value per share
Total shareholders’ equity at end of period	$259,529	$254,946	$252,146	$242,293	$238,727
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,652	8,943	9,233	9,536	9,844
Total tangible shareholders’ equity at end of period	$192,763	$187,889	$184,799	$174,643	$170,769

Shares outstanding at end of period	16,079.1	16,042.6	16,026.6	16,001.9	15,949.9

Book value per share – GAAP	$16.14	$15.89	$15.73	$15.14	$14.97
Tangible book value per share – Non-GAAP	$11.99	$11.71	$11.53	$10.91	$10.71

Calculation of tangible equity to tangible assets
Total tangible shareholders’ equity at end of period	$192,763	$187,889	$184,799	$174,643	$170,769

Total assets at end of period	$2,896,425	$2,884,473	$2,888,065	$2,919,808	$2,947,110
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	8,652	8,943	9,233	9,536	9,844
Total tangible assets at end of period	$2,829,659	$2,817,416	$2,820,718	$2,852,158	$2,879,152

Equity to assets - GAAP	8.96%	8.84%	8.73%	8.30%	8.10%
Tangible equity to tangible assets – Non-GAAP	6.81%	6.67%	6.55%	6.12%	5.93%

Calculation of return on average tangible assets
Net income	$5,172	$4,748	$4,913	$3,765	$2,670

Total average assets	$2,896,156	$2,887,041	$2,911,110	$2,924,002	$2,963,985
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,794	9,084	9,379	9,686	9,995
Total average tangible assets	$2,829,248	$2,819,843	$2,843,617	$2,856,202	$2,895,876

Return on average assets - GAAP	0.71%	0.66%	0.68%	0.52%	0.36%
Return on average tangible assets – Non-GAAP	0.73%	0.67%	0.69%	0.53%	0.37%

Calculation of return on average tangible equity
Net income	$5,172	$4,748	$4,913	$3,765	$2,670

Total average shareholders’ equity	$258,478	$254,211	$247,585	$242,270	$237,522
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	8,794	9,084	9,379	9,686	9,995
Total average tangible shareholders’ equity	$191,570	$187,013	$180,092	$174,470	$169,413

Return on average shareholders’ equity - GAAP	8.00%	7.47%	7.94%	6.22%	4.50%
Return on average tangible shareholders’ equity – Non-GAAP	10.80%	10.16%	10.91%	8.63%	6.30%